UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2026

Structure Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41608	98-1480821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Gateway Blvd., Suite 900 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (650) 457-1978

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name Of Each Exchange Trading Symbol(s)	On Which Registered
American Depositary Shares (ADSs), each representing three ordinary shares, par value $0.0001 per ordinary share	GPCR	Nasdaq Global Market

Ordinary shares, par value $0.0001 per share*		Nasdaq Global Market*

* Not for trading, but only in connection with the registration of the American Depositary Shares

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On March 16, 2026, Structure Therapeutics Inc. (the Company) issued a press release announcing Structure Therapeutics Reports Positive Topline Data from Phase 2 ACCESS II Trial with Once-Daily Oral Small Molecule GLP-1 Receptor Agonist, Aleniglipron. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On March 16, 2026, the Company made available on its website an investor presentation to be shared with investors and others from time to time. A copy of this presentation is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and in the press release and investor presentation attached hereto as Exhibits 99.1 and 99.2, respectively, is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that Section. The information set forth in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference.

Item 8.01 Other Events.

ACCESS II Study - Evaluating higher doses up to 240 mg

ACCESS II is a randomized, double-blind, placebo-controlled, clinical study of aleniglipron that enrolled 85 adult participants living with obesity or overweight (defined as a BMI of greater than 25 kg/m2) with at least one weight-related comorbidity. The 44-week study was designed to evaluate two higher doses of aleniglipron. Participants started at 5 mg of aleniglipron (or placebo) and followed a 4-week titration schedule up to target doses of 120 mg, 180 mg and 240 mg.

As reported in December 2025, at 36 weeks, each of the three dose cohorts in the ACCESS II study met statistical significance compared to placebo. Results from the primary efficacy estimandi at 44 weeks are as follows:

	Aleniglipron 120 mg	Aleniglipron 180 mg	Aleniglipron 240 mg	Placebo
Mean percent change in body weight at 44 weeks compared to baseline	-13.6	-15.3	-15.0	+1.1
Placebo-adjusted mean percent change in body weight at 44 weeks compared to baseline	-14.7	-16.3	-16.0	-
P-value	p<0.0001	p<0.0001	p<0.0001	-

Aleniglipron demonstrated a tolerability profile consistent with the GLP-1 receptor agonist class following repeated, once-daily dosing of up to 240 mg. As expected for the GLP-1 receptor agonist drug class, the most common AEs were gastrointestinal (GI)-related, and the two most common AEs in the titration phase were nausea and vomiting.

i The primary efficacy estimand represents efficacy had all randomized participants remained on study treatment (with possible dose interruptions and/or dose modifications) for 44 weeks without initiating rescue weight management treatments or surgeries.

Body Composition Study - Evaluating lower 2.5 mg starting dose

Structure Therapeutics is conducting a randomized, placebo-controlled body composition study that enrolled 71 adult participants to assess the effect of aleniglipron (up to 120 mg) on body fat loss over a 40-week evaluation period. Participants in the aleniglipron treatment arm start at a 2.5 mg dose, and titrate up monthly to a target dose of 120 mg.

Data from a pre-specified interim analysis after a median follow-up of 20 weeks demonstrated that starting at a lower dose of 2.5 mg for the first four weeks supported a manageable tolerability profile with meaningful improvements in AE-related discontinuations compared to what was observed at a starting titration dose of 5 mg in the ACCESS and ACCESS II studies. Additionally, at a 2.5 mg start and after a median follow up of 20 weeks (~ 30 mg titration step) aleniglipron showed a 6.8% weight loss.

ACCESS Open-Label Extension Study - Following randomized 36-week period, evaluating lower 2.5mg starting dose in the placebo crossover arm and efficacy beyond 36 weeks in previously treated participants

Following the 36-week randomized controlled portion of the Phase 2b ACCESS study, participants were provided an option to roll over into the OLE and receive aleniglipron for an additional 36 weeks. A pre-specified interim analysis after a median follow-up of 20 weeks (a total of 56 weeks) demonstrated continuing weight loss in all dose cohorts, with no evidence of weight loss plateau. Patients who received aleniglipron in the three active dose arms during the initial double-blind portion were titrated to a maximum dose of 120mg during the OLE. These patients achieved continued weight loss of up to 16.2% from baseline out to 56 weeks.

Participants who received placebo in the initial double-blind portion transitioned to aleniglipron at a starting dose of 2.5 mg and titrated monthly to a target dose of 120 mg. Initial data from this group of participants after a median follow-up of 20 weeks are consistent with the findings from the body composition study, showing that starting at a 2.5 mg and titrating slowly was associated with a meaningful improvement in key tolerability markers compared to what was observed in the starting 5 mg titration dose in ACCESS and ACCESS II studies.

Aleniglipron Safety

Aleniglipron demonstrated a compelling safety profile in more than 625 participants across all studies. Importantly, to date, there have been no cases of drug-induced liver injury, no persistent liver enzyme elevations, and no QTc prolongation across all aleniglipron studies.

Phase 3 Preparation

Data from ACCESS, ACCESS II, body composition, and the ACCESS OLE studies continue to provide a strong foundation to advance aleniglipron into Phase 3 clinical development. The Company has a Type B End-of-Phase 2 meeting with the United States Food and Drug Administration (FDA) scheduled in the second quarter of 2026 to finalize the Phase 3 design, which is currently designed with a starting titration dose of 2.5 mg with the intent to evaluate multiple doses up to 240 mg. Structure Therapeutics anticipates initiating the Phase 3 program in the second half of 2026.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning: the Company’s future plans and prospects; any expectations regarding the potential benefits, tolerability and safety profile, accessibility, scalability, combinability, capability, efficacy, convenience, expected effects and future application of aleniglipron; the belief that data to date from the ACCESS, ACCESS II, body composition, and the ACCESS OLE studies support and inform advancement of the Phase 3 clinical development of aleniglipron; the belief that aleniglipron represents a potentially best-in-class oral small molecule GLP1 and may be a backbone therapy for obesity; the expected timing for the meeting with the FDA to finalize the Phase 3 trial design and the Phase 3 program initiation of aleniglipron; any presumption that topline, interim or preliminary data will be representative of final data or data in later clinical trials; and the belief that the results from ACCESS program represent a promising advance in the therapeutic landscape and brings the Company closer to a future where people living with obesity have multiple, accessible options to address their needs. In addition, when or if used in this Current Report on Form 8-K, the words and phrases “anticipated,” “believe,” “expect,” “may,” “on track,” “plan,” “potential,” “suggests,” “to be,” “to begin,” “will,” and similar expressions and their variants, as they relate to the Company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in the Company’s forward-looking statements due to a variety of risks and uncertainties, which include, without limitation: risks and uncertainties related to topline results that the Company reports are based on preliminary analysis of key efficacy and safety data, and such data may change following a more comprehensive review of the data related to the clinical trial and such topline data may not accurately reflect the complete results of a clinical trial, the preliminary nature of the results due to the length of the study and sample size and the results from earlier clinical studies not necessarily being predictive of future results; the reported efficacy and safety data is not based on head-to-head studies and therefore may not be comparable to other oral or injectable GLP-1’s due to differences in study design, participant characteristics and how companies quantify or qualify eligibility criteria, and how results are recorded; aleniglipron is in clinical development and even if the Company is successful in obtaining regulatory approval, there can be no guarantees that aleniglipron will outperform other therapies in terms of efficacy or tolerability; potential delays in the commencement, enrollment and completion of the Company’s planned Phase 3 clinical program and other clinical studies, whether as a result of feedback from the End-of-Phase 2 meeting with FDA or otherwise; the Company’s ability to advance aleniglipron, ACCG-2671, ACCG-3535, ANPA-0073, LTSE-2578, and its other therapeutic candidates, obtain regulatory approval of, and ultimately commercialize the Company’s therapeutic candidates; competitive products or approaches limiting the commercial value of the Company’s product candidates; the timing and results of preclinical and clinical studies; the Company’s ability to fund development activities and achieve development goals; the Company's reliance on third parties, including clinical research organizations, manufacturers, suppliers and collaborators, over which it may not always have full control; general geopolitical and macroeconomic conditions, including as a result of tariffs and various global conflicts; the Company’s ability to protect its intellectual property; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s latest Annual Report on Form 10-K and future reports the Company may file with the SEC from time to time. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 16, 2026.

99.2	Investor Presentation, dated March 16, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Structure Therapeutics Inc.

Date: March 16, 2026	By:	/s/ Raymond Stevens
Raymond Stevens, Ph.D.
Chief Executive Officer